UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2009

MedAssets, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia		30022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-323-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2009, MedAssets, Inc. (the "Company") adopted resolutions to expand the number of directors that constitute its Board of Directors ("Board") from eleven to twelve directors and elected Mr. Samuel K. Skinner as a Class II director of the Company. Mr. Skinner will serve until the annual meeting of stockholders to be held in 2012 and until his successor has been elected and qualified.

In connection with his appointment to the Board, Mr. Skinner was granted 2,130 stock-settled stock appreciation rights ("SSARs"), under the Company's Long-Term Performance Incentive Plan, as compensation for his board service in 2009.

Other than the foregoing, since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded or will exceed $120,000 and in which Mr. Skinner had or will have a direct or indirect material interest.

Item 8.01 Other Events.

The Company issued a press release on November 17, 2009 announcing the election of Mr. Skinner to the Board. A copy of the press release is attached as Exhibit 99.1 and is being incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number
99.1

Description
Press Release, dated November 17, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

November 19, 2009	By:	/s/ Jonathan H. Glenn

Name: Jonathan H. Glenn
Title: Executive Vice President and Chief Legal and Administrative Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 17, 2009.